UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Rainmaker Worldwide Inc. (the “Company”) is filing this Current Report on Form 8-K to report certain contractual, management and compensatory matters that occurred between April 22, 2026 and May 1, 2026 and that were not previously reported on Form 8-K, and to supplement the Company’s previously reported disclosure concerning the resignation of James Ross from the Company’s Board of Directors effective April 22, 2026. The effective dates set forth below reflect the dates on which the respective events occurred.

Item 1.02 Termination of a Material Definitive Agreement.

Effective April 30, 2026, the Company and Larchwood Management Partners Inc. (“Larchwood”) entered into a Mutual Termination Agreement pursuant to which the parties mutually terminated, effective at 11:59 p.m. on April 30, 2026, the consulting agreement dated July 3, 2017, as amended from time to time, pursuant to which Larchwood had provided executive and management services to the Company.

Also effective April 30, 2026, the Company and 2752128 Ontario Ltd. (“2752128”) entered into a Mutual Termination Agreement pursuant to which the parties mutually terminated, effective at 11:59 p.m. on April 30, 2026, the consulting agreement dated March 1, 2020, as amended from time to time, pursuant to which 2752128 had provided finance, accounting, financial reporting and corporate administration services to the Company.

The terminations were undertaken as part of a restructuring of the Company’s management arrangements and associated costs and were not intended to constitute a cessation, abandonment or winding down of the Company’s existing business.

Under each Mutual Termination Agreement, amounts properly earned, accrued or otherwise payable through April 30, 2026 remain obligations of the Company. Schedule A to the Larchwood Mutual Termination Agreement identifies aggregate Company obligations of C$26,181.93 and US$248,921.61 as of April 30, 2026. Schedule A to the 2752128 Mutual Termination Agreement identifies aggregate Company obligations of C$7,033.18 and US$259,905.92 as of April 30, 2026. The amounts reflected in the schedules include, as applicable, unpaid consulting fees, reimbursable expenses, outstanding convertible promissory notes and accrued interest.

Each Mutual Termination Agreement provides that interest will accrue at a rate of 10% per annum commencing May 1, 2026 on the total unpaid balance set forth in the applicable Schedule A until paid in full. Except as expressly provided in the applicable Mutual Termination Agreement, the agreements do not release or waive rights, claims or obligations arising under the terminated agreements prior to or as of April 30, 2026.

The foregoing descriptions of the Mutual Termination Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Previously Reported Resignation of James Ross; Stock Option Treatment

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2026, James Ross resigned from the Company’s Board of Directors (the “Board”), effective April 22, 2026. Mr. Ross confirmed that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board accepted Mr. Ross’s resignation and determined that the resulting vacancy would remain unfilled at that time.

In connection with the termination of Mr. Ross’s Board service, all unvested portions of the non-qualified stock option granted to Mr. Ross on January 12, 2026 to purchase 1,924,192 shares of the Company’s common stock at an exercise price of $0.0209 per share were automatically forfeited pursuant to the terms of his Stock Option Grant Agreement. Mr. Ross also voluntarily and irrevocably surrendered, without payment, replacement award or other consideration, all vested and outstanding portions of the option and waived the six-month post-termination exercise period otherwise applicable to such vested options.

Management Restructuring and Interim Arrangements

Effective May 1, 2026, the Company entered into a new Interim Chief Executive Officer Services Agreement with Larchwood pursuant to which Larchwood agreed to provide the services of Michael O’Connor as Interim Chief Executive Officer. In approving the interim arrangement, the Board also confirmed that Mr. O’Connor would continue to serve as Interim Chief Financial Officer. Mr. O’Connor continued to perform the functions of the Company’s principal executive officer and principal financial officer.

The Interim Chief Executive Officer Services Agreement provides for compensation of US$2,500 per month and reimbursement of reasonable and necessary business expenses. The agreement continues until a permanent replacement is appointed by the Board unless earlier terminated in accordance with its terms. The Company may terminate the agreement at any time upon written notice authorized by the Board, and Larchwood may terminate the agreement upon ten days’ written notice.

Also effective May 1, 2026, the Company entered into a new Interim Vice President, Finance Services Agreement with 2752128 pursuant to which 2752128 agreed to provide the services of Kelly White as Interim Vice President, Finance. The Board appointed Ms. White Interim Vice President, Finance, with responsibility for the Company’s books and records, financial administration, cash management, accounting and financial reporting, coordination with auditors and professional advisers, SEC reporting support, transfer-agent and capitalization matters, and transition to successor finance personnel. Ms. White serves as President of 2752128.

The Interim Vice President, Finance Services Agreement provides for compensation of US$1,000 per month and reimbursement of reasonable and necessary business expenses. The agreement continues until a replacement is appointed unless earlier terminated in accordance with its terms. The Company may terminate the agreement at any time upon written notice authorized by the Board, and 2752128 may terminate the agreement upon ten days’ written notice.

The foregoing descriptions of the Interim Chief Executive Officer Services Agreement and Interim VP Finance Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forfeiture and Surrender of Stock Options

In addition to the treatment of Mr. Ross’s option described above, effective April 30, 2026, the unvested portions of the non-qualified stock options granted on January 12, 2026 to each of Larchwood and 2752128 were automatically forfeited following the termination of the services to which the respective awards related.

Larchwood had been granted an option to purchase 3,330,332 shares of common stock at an exercise price of $0.0209 per share, and 2752128 had been granted an option to purchase 3,330,332 shares of common stock at an exercise price of $0.0209 per share. Each option holder voluntarily and irrevocably surrendered, without payment, replacement award or other consideration, all vested and outstanding portions of its option and waived the otherwise applicable six-month post-termination exercise period.

The foregoing actions relate solely to the identified option awards. The Company’s 2026 Equity Incentive Plan remains in effect, and the shares underlying the forfeited and surrendered options returned to the shares available under the Plan in accordance with its terms.

Copies of the Acknowledgments of Forfeiture and Voluntary Surrender of Stock Option relating to Mr. Ross, Larchwood and 2752128 are filed as Exhibits 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Agreement, dated April 30, 2026, between Rainmaker Worldwide Inc. and Larchwood Management Partners Inc.
10.2	Mutual Termination Agreement, dated April 30, 2026, between Rainmaker Worldwide Inc. and 2752128 Ontario Ltd.
10.3	Interim Chief Executive Officer Services Agreement, dated April 30, 2026 and effective May 1, 2026, between Rainmaker Worldwide Inc. and Larchwood Management Partners Inc.*
10.4	Interim Vice President, Finance Services Agreement, dated April 30, 2026 and effective May 1, 2026, between Rainmaker Worldwide Inc. and 2752128 Ontario Ltd.*
10.5	Acknowledgment of Forfeiture and Voluntary Surrender of Stock Option between Rainmaker Worldwide Inc. and James Ross, effective April 22, 2026.
10.6	Acknowledgment of Forfeiture and Voluntary Surrender of Stock Option between Rainmaker Worldwide Inc. and Larchwood Management Partners Inc., effective April 30, 2026.
10.7	Acknowledgment of Forfeiture and Voluntary Surrender of Stock Option between Rainmaker Worldwide Inc. and 2752128 Ontario Ltd., effective April 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedule A – Administrative Information has been omitted pursuant to Items 601(a)(5) and 601(a)(6) of Regulation S-K because it contains non-material administrative and personally identifiable information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: September 14, 2026	By:	/s/ Michael A. Skinner
	Name:	Michael A. Skinner
	Title:	President